UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2009

STANDARD MICROSYSTEMS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-7422	11-2234952
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 Arkay Drive, Hauppauge, New York		11788-3728
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	631 434-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 6, 2009 the Board of Directors of the Registrant (the "Board") elected Dr. Kenneth Kin to the Board effective January 19, 2009. Dr. Kin will stand for re-election as a Director of the Registrant at the Registrant’s next annual meeting of shareholders.

There are no arrangements or understandings between Dr. Kin and any other person pursuant to which he was selected to serve on the Board. Dr. Kin previously retired as Senior Vice President, Taiwan Semiconductor Manufacturing Company, Ltd. (TSMC), where he had responsibility for global Sales, Services and Marketing. The Registrant purchased approximately $22.5 million worth of products from TSMC in its current fiscal year through November 30, 2008. Dr. Kin had no direct involvement in any of these purchases.

Dr. Kin will be an independent director under applicable standards and will also serve on the Governance Committee of the Registrant. Dr. Kin will receive the standard compensation granted to Directors of the Registrant. Dr. Kin will be granted 42,000 stock appreciation rights on January 19, 2009 which will vest over three years at a rate of one third of the amount granted on each yearly anniversary date of the date of grant, provided he continues to be a Director of the Registrant. Each Director of the Registrant also receives an annual retainer of $35,000 plus an annual retainer of $8,000 for each Committee on which they serve. Dr. Kin will also be eligible to participate in the Registrant’s Plan for Deferred Compensation in Common Stock for Outside Directors, previously disclosed as Exhibit 10.4 to the Registrant’s Form 10-Q filed on October 3, 2008 (the "Plan"). The Plan provides for deferred payment in shares of SMSC common stock, at the election of the Director, of 100% or 50% of such Director’s annual retainer and each chairperson or committee retainer to which the Director is entitled. Dr. Kin and the Registrant also intend to execute the Registrant’s standard Form of Indemnity Agreement, previously described and disclosed as Exhibit 10.1 to the Form 8-k filed by the Registrant on November 23, 2005.

A copy of the Registrant’s press release announcing the election of Dr. Kin is furnished with this 8-k and attached as Exhibit 99.1. Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

( d ) Exhibits
99.1 Press Release dated January 6, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

January 6, 2009	By:	/s/ Christine King

Name: Christine King
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 6, 2009.